Exhibit 10.6

WAIVER AND WARRANT ASSUMPTION AGREEMENT

This WAIVER AND WARRANT ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of March 28, 2023, by and between Near Intelligence, Inc., a corporation incorporated under the laws of Delaware (the “Company”), and Harbert European Specialty Lending Company II, S.À.R.L., incorporated as a Société à responsabilité limitée (the “Holder”).

Recitals

WHEREAS, Near Intelligence Holdings Inc. (“Near Holdings”), and the Holder are parties to that certain Warrant to Purchase Corporation Interests, dated as of November 3, 2022 (the “Warrant”), pursuant to which the Holder is entitled to purchase a number of shares of common stock of Near Holdings equal to $730,000 divided by the Warrant Price of $1,050 per share (subject to adjustment as set forth in the Warrant);

WHEREAS, Near Holdings has entered into that certain Agreement and Plan of Merger, dated as of May 18, 2022 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among the Company, Near Holdings and the other parties thereto;

WHEREAS, pursuant to the Merger Agreement and the transactions contemplated thereby, at the First Effective Time (as defined in the Merger Agreement), each outstanding warrant of Near Holdings shall be assumed by the Company and converted into a corresponding warrant issued by the Company, which assumed warrants shall be exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), in each case after giving effect to the conversion ratio of 107.66046;

WHEREAS, the Company and the Holder desire to memorialize the terms under which the Warrant has been assumed by the Company and the Holder’s continuing rights under the Warrant; and

WHEREAS, the Holder has agreed to waive its rights pursuant to Section 1.6(c) of the Warrant in connection with the consummation of the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

Agreement

1. Adjusted Warrant Terms. The Holder acknowledges and agrees that in connection with the assumption of the Warrant by the Company, the Warrant shall be exercisable for a number of shares of Common Stock of the Company, calculated as follows: (x) $730,000 divided by the Warrant Price of $1,050 per share (subject to adjustment as set forth in the Warrant), multiplied by (y) the conversion ratio of 107.66046.

2. Waiver. Subject to the terms and conditions of this Agreement and solely with respect to the consummation of the transactions contemplated by the Merger Agreement, the Holder agrees to waive its rights pursuant to Section 1.6(c) of the Warrant concerning the treatment of the Warrant in connection with an Acquisition, IPO or de-SPAC Transaction (each as defined in the Warrant); provided that nothing in this Agreement shall constitute a waiver or release of the Holder’s rights under Section 1.6(c) of the Warrant with respect to any future Acquisition, IPO or de-SPAC Transaction (each as defined in the Warrant).

3. Affirmation of Obligations.

a. The Company hereby confirms to the Holder that, effective as of the First Effective Time, the Company has fully assumed Near Holdings’ liabilities and obligations under the Warrant as set forth herein and agrees to faithfully perform, satisfy and discharge when due, such obligations under the Warrant, including but not limited to the obligation to issue shares of Common Stock upon the exercise by the Holder of the Warrant as set forth herein. The Holder acknowledges and consents to the Company’s assumption of such liabilities and obligations and agrees to, following the First Effective Time, look only to the Company and not to Near Holdings for performance of any term of the Warrant.

b. The Company and the Holder acknowledge and agree that, subject to the terms of this Agreement, the Warrant shall continue in full force and effect and that all of Near Holdings’ obligations thereunder shall be valid and enforceable against the Company as of the First Effective Time and shall not be impaired or limited by the execution or effectiveness of this Agreement. The Company shall, within ten (10) days following the First Effective Time, issue an amended and restated Warrant, on substantially the same terms and conditions as the Warrant (the “Replacement Warrant”), except as otherwise provided herein, and in form and substance satisfactory to Holder, reflecting the terms set forth herein. The Holder and the Company agree that in the event of any conflict between this Agreement and the Warrant, the terms of this Agreement shall control and the Warrant shall be deemed amended to the extent necessary to harmonize with this Agreement.

c. As of the First Effective Time, the Warrant and any matter, claim or dispute arising out of or in connection with the Warrant, whether contractual or non-contractual, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to the Warrant.

d. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrant, or any other document or instrument delivered pursuant to or in connection with it.

4. Miscellaneous.

a. Payment of Holder’s Legal Fees and Expenses. Company acknowledges and agrees that it will, (i) on the First Effective Date reimburse Holder for, or if so directed by Holder, pay to Holder’s counsel directly, all sums due in payment of Holder’s reasonable and documented legal fees and expenses in connection with the preparation, negotiation and execution of this Agreement, and all other documents being executed and delivered in connection herewith, (ii) on or prior to the date of the Replacement Warrant, reimburse Holder for, or if so directed by Holder, pay to Holder’s counsel directly, without duplication, all sums due in payment of Holder’s reasonable and documented legal fees and expenses in connection with the preparation, negotiation and execution of the Replacement Warrant, and all other documents being executed and delivered in connection therewith.

b. Governing Law and Jurisdiction. This Agreement and any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to this Agreement.

c. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

d. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Agreement, provisions of the Warrant which are not inconsistent with this Agreement shall remain in full force and effect.

e. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

f. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

g. Amendment. This Agreement may not be amended, except by an instrument in writing signed by each party hereto.

[Signature Page Follows]

HARBERT EUROPEAN SPECIALTY LENDING COMPANY II, S.À.R.L.

(“HOLDER”)

/s/ Johan Kampe /s/ Michael Dripps
Name: Johan Kampe, Michael Dripps
Title: Class A Manager, Class B Manager

NEAR INTELLIGENCE, INC.

(“COMPANY”)

/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer

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